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                                                                       Exhibit 5

                       [LETTERHEAD OF HUNTON & WILLIAMS]

                               October 12, 2000



CP&L Energy, Inc.
411 Fayetteville Street
Raleigh, North Carolina 27601-6111

         Registration Statement on Form S-3 Relating to the Shares of
              Common Stock to be Offered and Sold Pursuant to the
                        CP&L Energy Investor Plus Plan
                        -------------------------------


Ladies and Gentlemen:

     We have acted as counsel to CP&L Energy, Inc., a North Carolina corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of 6,000,000 shares of the Company's common stock, without par value (the "Common Stock"), to be offered and sold pursuant to the Company's Investor Plus Plan as contemplated in the Registration Statement.

     In rendering this opinion, we have relied upon, among other things, our examination of such documents and records of the Company and certificates of each of its officers and of public officials as we have deemed necessary.

     We are members of the North Carolina bar and do not purport to express an opinion on any laws other than the laws of the State of North Carolina and the federal laws of the United States of America.

     Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of North Carolina; and
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CP&L Energy, Inc.
October 12, 2000
Page 2


     2. The Common Stock has been duly authorized and, when the shares have been issued as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the references to Hunton & Williams under the heading "Legal Opinion" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission.

                               Very truly yours,

                               /s/ Hunton & Williams
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                               Hunton & Williams